Exhibit 99.1

Cactus Announces Third Quarter 2023 Results

HOUSTON – November 8, 2023 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the third quarter of 2023.
Third Quarter Highlights
•Revenue of $287.9 million and operating income of $87.6 million;
•Net income of $68.0 million and diluted earnings per Class A share of $0.80;
•Adjusted net income(1) of $63.8 million and diluted earnings per share, as adjusted(1) of $0.80;
•Net income margin of 23.6% and adjusted net income margin(1) of 22.2%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $103.1 million and 35.8%, respectively;
•Cash flow from operations of $80.1 million;
•Cash and cash equivalents balance of $63.7 million with no bank debt outstanding as of September 30, 2023; and
•In November 2023, the Board of Directors declared a quarterly cash dividend of $0.12 per Class A share.
Financial Summary

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
	(in thousands)
Revenues	$287,870	$305,819	$184,481
Operating income(3)	$87,603	$48,522	$51,296
Operating income margin	30.4%	15.9%	27.8%
Net income	$68,019	$32,459	$41,520
Net income margin	23.6%	10.6%	22.5%
Adjusted net income(1)	$63,804	$67,279	$39,327
Adjusted net income margin(1)	22.2%	22.0%	21.3%
Adjusted EBITDA(2)	$103,114	$115,419	$62,713
Adjusted EBITDA margin(2)	35.8%	37.7%	34.0%
1.Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
2.Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
3.Operating income for the third quarter of 2023 includes a $5.1 million gain related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and $4.0 million of intangible amortization expense related to purchase price accounting. Operating income for the second quarter of 2023 includes $18.1 million of expense related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition, $19.3 million of inventory costs associated with the step-up in value of inventory on hand at acquisition, and $8.7 million of intangible amortization expense related to purchase price accounting.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “I am pleased with our team's focus on execution in the third quarter. Revenues continue to outperform the year-to-date reduction in U.S. land rig count levels. We have received strong positive feedback on FlexSteel products and customers continue to recognize its many benefits relative to traditional line pipe and competitors' spoolable offerings.”

“In the fourth quarter, we anticipate a stabilization of U.S. land activity levels followed by recovery in the first quarter of 2024. Although we expect Pressure Control margins to be impacted by reduced activity levels, we believe supply chain initiatives will begin to flow through inventory values in early 2024. In addition, we plan to introduce several new product enhancements which should further serve to enhance operating results. We also expect a moderation of activity in Spoolable Technologies as the year-to-date U.S. land activity reduction in conjunction with seasonal slowdowns impact the business.”

Mr. Bender concluded, “We were excited to announce that Steve Tadlock has taken over as the CEO of the FlexSteel business and will lead us into our next phase of ownership. I'd like to take this opportunity to thank our FlexSteel team members for their support during the integration this year, which has been proceeding smoothly. I have had the opportunity to meet many of our FlexSteel associates, and it is clear that like Cactus, FlexSteel enjoys an excellent reputation due to the quality of its people, responsiveness to customer needs, and technical superiority of its products.”

Segment Performance
Upon completion of the FlexSteel acquisition, we re-evaluated our reportable segments and now report two business segments, Pressure Control (legacy Cactus) and Spoolable Technologies (FlexSteel). All corporate and other costs not directly attributable to either segment have been included in Pressure Control results.

Pressure Control

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
	(in thousands)
Pressure Control
Revenue	$182,484	$199,134	$184,481

Operating income	$47,830	$54,540	$51,296
Revaluation gain on TRA liability(1)	266	—	1,125
Depreciation and amortization expense	6,868	9,127	8,399
Segment EBITDA(2)	54,964	63,667	60,820
Stock-based compensation	3,646	4,086	3,018
Revaluation gain on TRA liability(1)	(266)	—	(1,125)
Transaction related expenses(3)	1,084	2,191	—
Adjusted Segment EBITDA(2)	$59,428	$69,944	$62,713

Operating income margin	26.2%	27.4%	27.8%
Adjusted Segment EBITDA margin(2)	32.6%	35.1%	34.0%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.

Third quarter 2023 Pressure Control revenue decreased $16.7 million, or 8.4%, sequentially, as sales of wellhead and production related equipment decreased primarily due to lower customer activity. Operating income decreased $6.7 million, or 12.3%, sequentially, with margins decreasing 120 basis points primarily due to lower operating leverage. Adjusted Segment EBITDA decreased $10.5 million, or 15.0%, sequentially, with Adjusted Segment EBITDA margins decreasing 250 basis points.

Spoolable Technologies

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
	(in thousands)
Spoolable Technologies
Revenue	$105,386	$106,685	$—

Operating income (loss)	$39,773	$(6,018)	$—
Depreciation and amortization expense	8,288	12,787	—
Segment EBITDA(1)	48,061	6,769	—
Stock-based compensation	716	1,237	—
Remeasurement (gain) loss on earn-out liability(2)	(5,091)	18,144	—
Inventory step-up expense(3)	—	19,325	—
Adjusted Segment EBITDA(1)	$43,686	$45,475	$—

Operating income (loss) margin	37.7%	(5.6)%	n/a
Adjusted Segment EBITDA margin(1)	41.5%	42.6%	n/a
(1)Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(2)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel Acquisition.
(3)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Third quarter 2023 Spoolable Technologies revenues decreased $1.3 million, or 1.2% sequentially due to product mix. Operating income increased $45.8 million due to the quarter over quarter change in the remeasurement of the earn-out liability associated with the FlexSteel acquisition and a reduction in inventory step-up expense. Third quarter operating income was inclusive of $4.0 million of intangible amortization expense and a $5.1 million gain related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition. Adjusted Segment EBITDA decreased $1.8 million, or 3.9%, sequentially, with Adjusted Segment EBITDA margins decreasing 110 basis points due to a modest, transient increase in material costs.
Liquidity, Capital Expenditures and Other
As of September 30, 2023, the Company had $63.7 million of cash and cash equivalents, no bank debt outstanding, and $222.9 million availability on our revolving credit facility. Operating cash flow was $80.1 million for the third quarter of 2023. During the third quarter, the Company made dividend payments and associated distributions of $9.5 million. The Company also made TRA payments and associated distributions of $32.7 million related to 2022 tax savings provided by the TRA.

Net capital expenditures represented $8.4 million during the third quarter of 2023. For the full year 2023, the Company now expects net capital expenditures to be in the range of $35 million to $40 million.

As of September 30, 2023, Cactus had 65,323,129 shares of Class A common stock outstanding (representing 82.2% of the total voting power) and 14,106,469 shares of Class B common stock outstanding (representing 17.8% of the total voting power).
Quarterly Dividend
In November 2023, the Board approved a quarterly cash dividend of $0.12 per share of Class A common stock with payment to occur on December 14, 2023 to holders of record of Class A common stock at the close of business on November 27, 2023. A corresponding distribution of up to $0.12 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday November 9, 2023 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Revenues
Pressure Control	$182,484	$184,481	$576,273	$500,595
Spoolable Technologies	105,386	—	245,821	—
Total revenues	287,870	184,481	822,094	500,595

Operating income
Pressure Control	47,830	51,296	151,809	126,527
Spoolable Technologies	39,773	—	34,004	—
Total operating income	87,603	51,296	185,813	126,527

Interest income (expense), net	(1,372)	1,140	(6,298)	1,344
Other income, net	266	1,125	3,804	10
Income before income taxes	86,497	53,561	183,319	127,881
Income tax expense	18,478	12,041	30,553	23,498
Net income	$68,019	$41,520	$152,766	$104,383
Less: net income attributable to non-controlling interest	15,439	10,095	32,542	25,198
Net income attributable to Cactus, Inc.	$52,580	$31,425	$120,224	$79,185

Earnings per Class A share - basic	$0.81	$0.52	$1.87	$1.32
Earnings per Class A share - diluted(1)	$0.80	$0.51	$1.82	$1.30

Weighted average shares outstanding - basic	64,879	60,665	64,399	60,164
Weighted average shares outstanding - diluted(1)	65,486	61,106	79,632	76,296

(1)Dilution for the three months ended September 30, 2023 excludes 14.6 million weighted average shares of Class B common stock as the effect would be anti dilutive. Dilution for the nine months ended September 30, 2023 includes $33.6 million of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 14.8 million weighted average shares of Class B common stock outstanding plus the effect of dilutive securities. Dilution for the three months ended September 30, 2022 excludes 15.2 million shares of Class B common stock as the effect would be anti dilutive. Dilution for the nine months ended September 30, 2022 includes $26.2 million of additional pre-tax income attributable to non controlling interest adjusted for a corporate effective tax rate of 25.0% and 15.7 million weighted average shares of Class B common stock outstanding, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2023	2022
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$63,738	$344,527
Accounts receivable, net	206,251	138,268
Inventories	203,517	161,283
Prepaid expenses and other current assets	19,442	10,564
Total current assets	492,948	654,642

Property and equipment, net	345,222	129,998
Operating lease right-of-use assets, net	19,969	23,183
Intangible assets, net	183,974	—
Goodwill	200,723	7,824
Deferred tax asset, net	211,535	301,644
Other noncurrent assets	9,779	1,605
Total assets	$1,464,150	$1,118,896

Liabilities and Equity
Current liabilities
Accounts payable	$65,217	$47,776
Accrued expenses and other current liabilities	60,713	30,619
Earn-out liability	18,892	—
Current portion of liability related to tax receivable agreement	20,855	27,544
Finance lease obligations, current portion	7,543	5,933
Operating lease liabilities, current portion	4,147	4,777
Total current liabilities	177,367	116,649

Deferred tax liability, net	1,469	1,966
Liability related to tax receivable agreement, net of current portion	250,256	265,025
Finance lease obligations, net of current portion	9,239	6,436
Operating lease liabilities, net of current portion	15,748	18,375
Total liabilities	454,079	408,451

Equity	1,010,071	710,445
Total liabilities and equity	$1,464,150	$1,118,896

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
Cash flows from operating activities
Net income	$152,766	$104,383
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	50,180	25,991
Deferred financing cost amortization	4,187	133
Stock-based compensation	13,526	8,034
Provision for expected credit losses	2,153	224
Inventory obsolescence	3,569	1,642
Gain on disposal of assets	(1,999)	(470)
Deferred income taxes	10,723	19,230
Change in fair value of earn-out liability	12,932	—
Gain from revaluation of liability related to tax receivable agreement	(3,683)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(12,637)	(42,906)
Inventories	45,377	(45,545)
Prepaid expenses and other assets	(7,321)	(4,265)
Accounts payable	2,733	20,537
Accrued expenses and other liabilities	2,986	3,293
Payments pursuant to tax receivable agreement	(26,890)	(11,666)
Net cash provided by operating activities	248,602	78,605

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	(616,189)	—
Capital expenditures and other	(33,400)	(21,197)
Proceeds from sales of assets	4,347	1,701
Net cash used in investing activities	(645,242)	(19,496)

Cash flows from financing activities
Proceeds from the issuance of long-term debt	155,000	—
Repayments of borrowings of long-term debt	(155,000)	—
Net proceeds from the issuance of Class A common stock	169,878	—
Payments of deferred financing costs	(6,857)	(165)
Payments on finance leases	(5,579)	(4,505)
Dividends paid to Class A common stock shareholders	(22,266)	(20,015)
Distributions to members	(13,926)	(8,007)
Repurchases of shares	(4,599)	(4,495)
Net cash provided by (used in) financing activities	116,651	(37,187)

Effect of exchange rate changes on cash and cash equivalents	(800)	(2,968)

Net increase (decrease) in cash and cash equivalents	(280,789)	18,954

Cash and cash equivalents
Beginning of period	344,527	301,669
End of period	$63,738	$320,623

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
	(in thousands, except per share data)
Net income	$68,019	$32,459	$41,520
Adjustments:
Revaluation gain on TRA liability(1)	(266)	—	(1,125)
Transaction related expenses, pre-tax(2)	1,084	2,191	—
Intangible amortization expense(3)	3,997	8,663	—
Remeasurement (gain) loss on earn-out liability(4)	(5,091)	18,144	—
Inventory step-up expense(5)	—	19,325	—
Income tax expense differential(6)	(3,939)	(13,503)	(1,068)
Adjusted net income	$63,804	$67,279	$39,327

Diluted earnings per share, as adjusted	$0.80	$0.84	$0.52

Weighted average shares outstanding, as adjusted(7)	80,037	79,866	76,319

Revenue	$287,870	$305,819	$184,481
Net income margin	23.6%	10.6%	22.5%
Adjusted net income margin	22.2%	22.0%	21.3%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel Acquisition.
(5)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 26.0% on income before income taxes for the three months ended September 30, 2023 and June 30, 2023, and 25.0% for the three months ended September 30, 2022.
(7)Reflects 64.9, 64.6, and 60.7 million weighted average shares of basic Class A common stock outstanding and 14.6, 14.9 and 15.2 million of additional shares for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Net income	$68,019	$32,459	$41,520	$152,766	$104,383
Interest (income) expense, net	1,372	5,928	(1,140)	6,298	(1,344)
Income tax expense	18,478	10,135	12,041	30,553	23,498
Depreciation and amortization	15,156	21,914	8,399	50,180	25,991
EBITDA	103,025	70,436	60,820	239,797	152,528
Revaluation gain on TRA liability(1)	(266)	—	(1,125)	(3,683)	(10)
Transaction related expenses(2)	1,084	2,191	—	11,856	—
Remeasurement (gain) loss on earn-out liability(3)	(5,091)	18,144	—	12,932	—
Inventory step-up expense(4)	—	19,325	—	23,516	—
Stock-based compensation	4,362	5,323	3,018	13,526	8,034
Adjusted EBITDA	$103,114	$115,419	$62,713	$297,944	$160,552

Revenue	$287,870	$305,819	$184,481	$822,094	$500,595
Net income margin	23.6%	10.6%	22.5%	18.6%	20.9%
Adjusted EBITDA margin	35.8%	37.7%	34.0%	36.2%	32.1%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel Acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Segment EBITDA as segment operating income including other non-operating income and excluding depreciation and amortization, in each case, attributable to the segment. Cactus defines Adjusted Segment EBITDA as Segment EBITDA excluding the other items outlined below that are attributable to the segment.

Cactus management believes Segment EBITDA and Adjusted Segment EBITDA are useful because they allow management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Segment EBITDA and Adjusted Segment EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Pressure Control
Revenue	$182,484	$199,134	$184,481	$576,273	$500,595

Operating income	$47,830	$54,540	$51,296	$151,809	$126,527
Revaluation gain on TRA liability(1)	266	—	1,125	3,683	10
Depreciation and amortization expense	6,868	9,127	8,399	23,987	25,991
Segment EBITDA	54,964	63,667	60,820	179,479	152,528
Stock-based compensation	3,646	4,086	3,018	10,823	8,034
Revaluation gain on TRA liability(1)	(266)	—	(1,125)	(3,683)	(10)
Transaction related expenses(2)	1,084	2,191	—	11,856	—
Adjusted Segment EBITDA	$59,428	$69,944	$62,713	$198,475	$160,552

Operating income margin	26.2%	27.4%	27.8%	26.3%	25.3%
Adjusted Segment EBITDA margin	32.6%	35.1%	34.0%	34.4%	32.1%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin (continued)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Spoolable Technologies
Revenue	$105,386	$106,685	$—	$245,821	$—

Operating income (loss)	$39,773	$(6,018)	$—	$34,004	$—
Other non-operating income	—	—	—	121	—
Depreciation and amortization expense	8,288	12,787	—	26,193	—
Segment EBITDA	48,061	6,769	—	60,318	—
Stock-based compensation	716	1,237	—	2,703	—
Remeasurement (gain) loss on earn-out liability(1)	(5,091)	18,144	—	12,932	—
Inventory step-up expense(2)	—	19,325	—	23,516	—
Adjusted Segment EBITDA	$43,686	$45,475	$—	$99,469	$—

Operating income (loss) margin	37.7%	(5.6)%	n/a	13.8%	n/a
Adjusted Segment EBITDA margin	41.5%	42.6%	n/a	40.5%	n/a
(1)Represents non-cash adjustments for the revaluation of the earn-out liability associated with the FlexSteel Acquisition.
(2)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

A reconciliation of segment operating income to net income is shown below.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Consolidated operating income (loss)
Pressure Control	$47,830	$54,540	$51,296	$151,809	$126,527
Spoolable Technologies	39,773	(6,018)	—	34,004	—
Total operating income	87,603	48,522	51,296	185,813	126,527

Interest income (expense), net	(1,372)	(5,928)	1,140	(6,298)	1,344
Other income, net	266	—	1,125	3,804	10
Income before income taxes	86,497	42,594	53,561	183,319	127,881
Income tax expense	18,478	10,135	12,041	30,553	23,498
Net income	$68,019	$32,459	$41,520	$152,766	$104,383